Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

DWSN - Q3 2009 Dawson Geophysical Earnings Conference Call

Event Date/Time: Aug. 05. 2009 / 2:00PM GMT

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical — President & CEO
Christina Hagan
Dawson Geophysical — EVP & CFO
Ray Tobias
Dawson Geophysical — EVP & COO
Decker Dawson
Dawson Geophysical — Chairman & Founder
CONFERENCE CALL PARTICIPANTS
Marshall Adkins
Raymond James — Analyst
Neal Dingmann
Wunderlich Securities — Analyst
Pierre Conner
Capital One — Analyst
Veny Aleksandrov
Pritchard Capital Partners — Analyst
PRESENTATION
Operator
Good morning. My name is Stephanie and I will be your conference operator today. At this time I would like to welcome everyone to the Dawson Geophysical third quarter conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. (OPERATOR INSTRUCTIONS)
I would now like to turn the conference over to Steve Jumper, President and CEO of Dawson Geophysical. Mr. Jumper, you may begin your conference.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you, Stephanie. Well, good morning and welcome to Dawson Geophysical Company’s third quarter 2009 earnings and operations conference call. As Stephanie said, my name is Steve Jumper, President and Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer, Ray Tobias, Executive Vice President and Chief Operating Officer, and Decker Dawson, Chairman.
As we have done in the past, today’s call will be presented in three segments. Following these very brief opening remarks, Chris will discuss our financial results. I will then return for an operations update, then open the call for questions. The call is scheduled for 30 minutes, and we will not provide any guidance.
At this point I will turn control of the call over to Chris Hagan, our CFO.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Christina Hagan — Dawson Geophysical — EVP & CFO
Thanks, Steve. First let me share our Safe Harbor provisions. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations.
These risks include but are not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, limited number of customers, credit risk related to our customers, cancellations of service contracts, high fixed cost of operations, weather interruptions, inability to obtain land access rights of way, industry competition, the availability of capital resources and operational disruptions.
A discussion of these and other factors, including risks and uncertainties, is set forth in our Form 10-K for the fiscal year ending September 30, 2008. Dawson Geophysical Company disclaims any intention or obligations to revise any forward-looking statements whether as a result of new information, future events or otherwise.
During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in our current earnings release, a copy of which is located on our website, www.dawson3d.com.
Turning to our earnings release, today we reported revenues of $52,319,000 for the quarter ending June 30th, 2009, our third quarter of fiscal 2009, compared to $84,568,000 for the same quarter in fiscal 2008, a decrease of 38%. We are reporting a net loss for the third quarter of fiscal 2009 of $1,626,000 compared to net income of $9,707,000 in the same quarter of fiscal 2008. Losses per share for the third quarter of fiscal 2009 were $0.21 per share compared to earnings of $1.27 per share in the same quarter of fiscal 2008.
EBITDA for the third quarter of fiscal 2009 was $4,245,000 compared to $22,397,000 in the same quarter of fiscal 2008, a decrease of 81%. Revenues in the third quarter of fiscal 2009 continue to include relatively high third-party charges related to the use of helicopter support services, specialized survey technologies, and dynamite energy sources. The same level of these charges is driven by our continued operations in areas of limited access in the Appalachian Basin, Arkansas and Louisiana. We are reimbursed for these expenses by our clients.
For the nine months ended June 30th, 2009, revenues were $197,160,000 compared to $240,530,000 for the same period of 2008, a decrease of 18%. Net income for the first nine months of fiscal 2009 decreased 52% to $12,278,000 compared to $25,703,000 for the first nine months of fiscal 2008. Earnings per share for the first nine months of fiscal 2009 were $1.57 as compared to $3.35 for the first nine months of fiscal 2008, a decrease of 53%.
EBITDA was $40,221,000 in the first nine months of fiscal 2009 as compared to $59,595,000 in the same period of fiscal 2008, a decrease of 33%. Due to current market conditions, we plan to continue to limit our approved $20 million capital expenditures budget in the near term. Steve?

Steve Jumper — Dawson Geophysical — President & CEO
Thank you, Chris. During the second quarter conference call, I said as we work our way through the spring and summer months there would be no denying that these are challenging times. Demand for our services softened as a result of reduced capital spending on behalf of our client E&P companies. In response to weakened demand, we reduced our overall crew count by four crews in the second quarter and two more crews in the third quarter, leaving a total of ten crews currently operating in South Texas, West Texas, Louisiana, Montana and the Appalachian Basin. Our level of ten crews maintains our position as a leading provider of on-shore seismic data acquisition services in the lower 48.

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Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
In addition to reduced crew count, we experienced low short-term utilization rates on the remaining crews as a result of weak demand and a more competitive pricing environment in the market for seismic data acquisition services. Despite today’s challenging environment, we remain optimistic regarding the industry’s long-term fundamentals. As a general principle, in order to effectively identify and develop hydrocarbon reservoirs and limit dry hole risks, exploration and production companies require the use of advanced seismic services.
While these services are subject to the same ups and downs that all service companies face in the oil and gas industry, seismic tools are a key component in the exploration and production process. The key to long-term success in a highly cyclical industry, however, is to maintain a solid financial structure with little or no debt, maintain the most qualified personnel in the industry, and continue to deploy capital in a prudent manner.
Even through challenging times we have maintained our commitment to each of these underlying principles. We continue to have a strong balance sheet with no long-term debt, we maintain and have maintained the most qualified and capable staff in the industry, and we continue to deploy capital in a manner that we believe will build value and generate strong returns over the long-term.
In recent months we have seen an increase in demand for our services in many of the oil-producing basins, as well as continued demand in the large natural gas shale basin. Today, approximately 30% of our active crews are working in oil-producing regions. Although our clients may cancel their service contracts on short notice, our current order book reflects commitment levels sufficient to maintain operation of our ten crews into fiscal 2010.
While we have reduced crew count in both the second and third quarters, the average data collection channel count for a crew remains strong. Exploration and production companies are continuing demand, greater sub-surface resolution in their search for hydrocarbon reservoirs, and as a result, continue to rely on an increased number of channels to achieve this objective.
Our investments in recording capacity and equipment in recent years gives us the ability to provide this service while simultaneously helping to lower finding and development costs through increased crew efficiencies and positions us as a valued component in our clients’ ongoing initiatives.
In light of the reduced demand, as Chris mentioned earlier, we lowered our capital expenditures during the first nine months of fiscal 2009 to $4,318,000. We will continue to monitor and potentially limit our capital expenditures in the near term toward necessary maintenance requirements.
It is important to note that the deployment of capital of previous years, specifically capital that was invested in increased channel count, technology enhancements and other value-driven endeavors geared toward increased sub-surface resolution continue to provide us with a competitive advantage in today’s marketplace, and our clients continue to demand greater sub-surface resolution in their search for hydrocarbons.
As we anticipate improving our industry fundamentals in a stronger economy, we are positioned to react quickly to capture the upside of the business cycle. Our financial strength and disciplined investment strategy allows us to respond quickly to market dynamics. We believe our strong balance sheet, the flexibility to deploy capital as needed to maintain competitive technology, our quality personnel and broad range of services provides us with the opportunity to build upon our position as a leading provider of seismic data acquisition services in the lower 48. Our commitment to helping our clients limit dry-hole risk, lower finding and development costs, and evaluate basins most conducive to hydrocarbon accumulation is as strong today as it was 57 years ago.
We have and will stay committed to our business strategy. We retain and employ the best people in the industry. We operate with a conservative financial structure as evidenced by our debt-free balance sheet. We provide a wide range of services necessary to compete at the highest levels. We stay focused on our core business, helping our clients find oil and gas in the

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Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
lower 48. We operate the most technologically advanced equipment and processes available to the industry, and we supply our services in response to our clients’ demands and needs while maintaining strong relationships with operators of all sizes.
While today’s challenges cannot be ignored, they also bring with them great opportunity. 30% of our crews are now operating in oil-producing basins. All across the industry we’ve seen an overall reduction in crew count all across the lower 48, which is as we have done, which is giving us an opportunity to maintain and potentially increase our market share going forward. And our solid financial structure with no long-term debt allows us quickly to adapt to market changes and capture the upside of the business cycle.
And with that, Operator, we are ready for questions.

QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS) We’ll pause for just a moment to compile the Q&A roster. Your first question comes from the line of Marshall Adkins with Raymond James.

Marshall Adkins — Raymond James — Analyst
Good morning.

Steve Jumper — Dawson Geophysical — President & CEO
Good morning, Marshall.

Marshall Adkins — Raymond James — Analyst
Obviously the story here is the margin deterioration. Can you give me some more color on more specifically what happened in the quarter on the margins? You mentioned that your reimbursables were pretty high. Last quarter they were exceptionally low, so that’s probably a pretty good part of it. I assume weather has been pretty good, at least in Texas it has. Maybe that’s affected other areas. I noticed bad debt expense bounced up. Try to break down for me how much of the margin deterioration was associated with different categories.

Steve Jumper — Dawson Geophysical — President & CEO
Well, Marshall, it’s going to be difficult to put in categories, but I’ll tell you this. We reduced from 16 to 12 in Q2. We reduced from 12 to 10 in the early part of Q3. A couple things to comment on there. We’ve talked about in the past, even the last conference call, that the demand equation is two-fold. You’ve got long-term demand, order book drawing, can you see some visibility, and then you have the short-term demand issue.
The largest chunk of our issues in the third quarter were related to short-term utilization rates. We have a competitive pricing environment. There is no doubt the market is very, very competitive, but we lost — during the quarter we would have a crew that the order book was not sufficient enough to maintain a very high utilization rate week-to-week, month-to-month, and so we would have periods where crews would be down a week to two weeks, waiting on a permit, in the middle of a move, having to make a long move because that’s where the next job was available. A lot of times these were things outside of our control.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
We also are carrying some expense that’s related to bringing down two more crews in the early part of the quarter and working those costs back out. And back several years ago when we were growing and expanding crews, it was very difficult — and we made a comment about this — to stay up with the expense side. There is a lead-time on expenses when you’re expanding. Well, there is a lag time on expenses when you’re coming down.
And so we talked in the last quarter that short-term utilization was every bit as important as the long-term outlook. So at the very last half, maybe two-thirds, particular May and June, we had some real issues with maintaining this short-term utilization rate. So where are we now? The market is very competitive, there is no doubt about it. We feel very confident that our order book is sufficient to get us into fiscal 2010, and we believe that we are generating enough backlog so to speak to go farther.
We think we have increased our potential certainly in the oil-producing basins. We’re seeing some continued demand in the Appalachian and Marcellus play, the Haynesville. We’re seeing some stuff coming alive in the Fayetteville. Barnett has got a little bit of activity in it, so the large shale basins are obviously in play and staying somewhat steady.
But we have been able to build a little bit of cushion in our order book with jobs of various sizes, and so while we’re still in somewhat of a difficult situation short-term, I can tell you that July has been better in terms of short-term utilization rates. I think we’ve got an order book that we believe will allow us to mitigate those risks better than we had late in Q3.
The long winded answer to tell you that the biggest problem — we did have a little bit of weather here and there, but the biggest problem was getting jobs ready. At some point, we would have three or four crews down for a short period of time, and they would go back up and another one would come down, and so the biggest problem has been the short-term utilization issue, particularly the last half to two-thirds of the quarter.

Marshall Adkins — Raymond James — Analyst
Okay. That was a good answer. Let me — I’m going to stay on that theme though just to drill down because I’m trying to — at least from a modeling perspective try to figure out what is going to change going forward. So it sounds like clearly the biggest issue was the fact that there was utilization gaps in the schedule, and obviously you incur the expenses even if the crews aren’t working for a day or two or a week as you get ready for a job, and that wasn’t happening before.

Steve Jumper — Dawson Geophysical — President & CEO
No. We had a very nice, strong run, even during the expansion years, of being able to maintain that high short-term utilization rate as we were adding crew count. And now I know you’re about to ask a question, but we’re watching this very, very closely to see how this is going to impact us, particularly as you get into the late fall where you start to get into things like hunting issues. And so we’re going to continue to monitor — we believe ten crews are the number. We believe the utilization rates will be better. What they’re going to be I don’t know, but we’re going to continue to have to monitor this very, very closely to balance this ten crew-count number.

Marshall Adkins — Raymond James — Analyst
Okay. So you don’t — there is no really such thing as severance cost in your — you mentioned there was this lag on expenses. That’s not associated with severance costs so much, is it?

Steve Jumper — Dawson Geophysical — President & CEO
No.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Marshall Adkins— Raymond James — Analyst
Okay. So we can pull that out of the mix, pricing is obviously part of the mix. Pricing I assume has come down.

Steve Jumper — Dawson Geophysical — President & CEO
Price has come down, yes.

Marshall Adkins — Raymond James — Analyst
And can you give me any sense of magnitude? I mean, are we talking prices are down 10% or is it just a couple percent or is it 30%?

Steve Jumper — Dawson Geophysical — President & CEO
It’s difficult to quantify that, Marshall, but —

Marshall Adkins — Raymond James — Analyst
Just a ballpark guess.

Steve Jumper — Dawson Geophysical — President & CEO
I don’t know, Marshall, what — 20%, 25% maybe in some areas. Some places it’s holding better than that, but —

Marshall Adkins — Raymond James — Analyst
So behind the utilization issue I would assume —

Steve Jumper — Dawson Geophysical — President & CEO
As we’re rolling onto it, yes.

Marshall Adkins — Raymond James — Analyst
— I would assume pricing would be probably the next biggest issue —

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Marshall Adkins — Raymond James — Analyst
— in terms of the margin degradation. And prices probably stay down for a while. I mean, I’m not seeing — anticipating any major spike in activity, but if you stay where you are prices will probably hold more or less where they are, fair?

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Yes, Marshall, I believe so. I want to just interject something right there. Our contract mix is changing, too, and so we’re — we talked about it last quarter. We’re moving more toward the turnkey contract. We’re still operating some day rate stuff in certain areas, but yes, we’ve got a little bit — or not a little bit. There is softening in the pricing of our product. But as we move more towards a turnkey operation, we believe there are some things that we can do in efficiencies, in things like moves and just overall efficiency during the day with increased channel count as we move some of these resources onto other crews, we believe we can have a chance to close some of that pricing gap.
The key is going to be are we going to be able to maintain steady operations day-to-day and not just be efficient during the day but move efficiently. The other component to that is, as we’ve talked in the past, when the market softens, you know, utilization goes down, pricing comes down, but some of the contract terms that we’ve had in the last few years begin to change a little bit. We have not lost weather protection, but it is certainly softer than it was, you know, a year ago or so. And so there is all these things that are going to fit into this deal that’s just really hard to identify any one thing as the issue going forward.

Marshall Adkins — Raymond James – Analyst
Right.

Steve Jumper — Dawson Geophysical — President & CEO
I still believe that utilization, short-term utilization rates will be the single — or the largest issue going forward.

Marshall Adkins — Raymond James — Analyst
Okay. Last component of this question. Chris, it appeared that your bad debt expense bounced up certainly from the September fiscal year end. Can you give me a sense of how that changed quarter-to-quarter on the bad debt side?

Christina Hagan — Dawson Geophysical — EVP & CFO
Well, we looked at the bad debt in quarter 2 and did some work there. We didn’t really do a whole lot in quarter 3. We’re looking at just different things — using the same mix that we always do in our bad debt expense, and continue to monitor credit and feel like that we’re doing a good job of that and —

Marshall Adkins — Raymond James — Analyst
So the big jump and the bad debt was last quarter, not so much this quarter?

Christina Hagan — Dawson Geophysical — EVP & CFO
Correct, in quarter 2.

Marshall Adkins — Raymond James — Analyst
All right.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Q2, yes.

Marshall Adkins — Raymond James — Analyst
And best you can tell right now that isn’t going to change a lot going forward?

Christina Hagan — Dawson Geophysical — EVP & CFO
Well, we sure hope not.

Marshall Adkins — Raymond James — Analyst
Okay. All right. So bottom line, just to wrap this question up and turn it over to somebody else, it appear — given the issues that affected margins negatively, if you can get a little better utilization, maybe you get some modest mixed change that helps pricing. When I look at margins trying to model them out going forward, our crew count holds more or less where it is, and all this assume — this is best we can tell. I mean, we don’t know for sure, none of us do, but best we can tell crew count holds the same. Maybe we get some modest margin improvement next quarter due to better efficiencies, due to modestly higher pricing, and that’s probably about it. Is that fair?

Steve Jumper — Dawson Geophysical — President & CEO
Yes, I think that’s fair, Marshall. I would say that as we’ve said in the past and as we have — in all the years that you’ve been following us and others, we don’t make decisions around our Company on a quarter-to-quarter basis, and so this margin issue is going to be a difficult issue in the near term. There is no question about it, and we have all these issues to deal with. But long-term I think we are doing some things that give us a chance to come out of this cycle stronger and we hope — and we believe in better shape.
And that is, you know, we’ve got this strong balance sheet, we’ve got equipment that’s ready to go and in good shape so we’re not having to look at a huge CapEx program right now, and we are investing in people. You talked earlier about severance cost, and some of these costs we’re maintaining. We want to be in a position, as we have in the past, that when things recover, and we believe they will — I don’t know what the timing is going to be, but when they recover — we’re going to be in a position to capture the upside in a manner similar to what we did in 2003, 2004, 2005.
And so we’ve got pricing, we’ve got utilization, we’ve got all those things we’ve talked about, but do keep in mind that we are continuing to monitor this thing very closely, but we’re making decisions around here that are long-term that we believe are in the best interest of not just the Company but our shareholders certainly.

Marshall Adkins — Raymond James — Analyst
That’s what you’ve always done, and I’m going to turn it over to someone else so I don’t monopolize your time here. I’ll re-queue for a later question. Thank you.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you, Marshall.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Operator
Your next question comes from the line of Neal Dingmann with Wunderlich Securities.

Neal Dingmann — Wunderlich Securities — Analyst
Good morning, guys.

Steve Jumper — Dawson Geophysical — President & CEO

Good morning, Neal. Good to hear from you.

Neal Dingmann — Wunderlich Securities — Analyst
I’ll try to stay away from the backlog question, Steve.

Steve Jumper — Dawson Geophysical — President & CEO
Yeah.

Neal Dingmann — Wunderlich Securities — Analyst
Hey, give me an idea on — you mentioned about 30% of business now is oil-related. The size of these type of jobs versus sort of the more — I guess some of your other prior conventional versus as you move into more and more of these shale plays, kind of, I don’t know, from a channel count or just from a general size, trying to get an idea of the difference between these jobs.

Steve Jumper — Dawson Geophysical — President & CEO
I think the mix is very similar to what we see in the shale basin natural gas stuff. We’ve got some projects that are very large in scope, things that can be a couple hundred square miles that are going to require a very high channel count, not just for imaging purposes but for efficiency purposes. And then we’ve got some projects, particularly in West Texas that are much smaller in size where they don’t require the channel count necessarily for imaging purposes, but the channel count is certainly helping on the efficiency side.
And so in the West Texas area, we’ve got some projects of all different sizes, which we’ve always had that mix in there, Neal, and that’s a very positive — that’s something that we had missed, particularly in Q3, was the ability to move a crew that is between very large jobs, to have a job that two weeks in length to fill that gap, for example. We’ve had that for many, many years. We lost it. We’re getting some of that back, and so we don’t get to talk about the high channel count issue as much when you have the small West Texas jobs, but what we do get to have is the ability to mitigate that short-term downtime issue.
Small jobs tend to get ready quicker. They tend to be things you can move on and move off of, and they’re almost as we would call them gap fillers. And so the encouraging thing about the oil side is we are seeing jobs of all sizes and all ranges, and spread out in an area that maybe we can mitigate some of that weather risk, too.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Neal Dingmann — Wunderlich Securities — Analyst
Sure, okay. Great answer. And then wondering you said you’ve gone down to ten crews, but it sounds like you’re confident enough that you can keep these busy well into 2010. What would you have to see if these are going to be busy and you see that backlog, just kind of orders that are out there, what would you have to see to bring out or basically re-bring one of these — one or two of these crews that you had let go?

Steve Jumper — Dawson Geophysical — President & CEO
Neal, that is a tough, tough call. I mean, the thing that we looked at on crew expansion in the past was was there long-term visibility? Was there just a feel in the market that this was — that you had market strength going forward? Couple that with the fact that can you put the crew out and maintain its operation day-to-day where you’re not impacting — where the addition of the crew does not impact the utilization rates of existing crews. And so we have to monitor that equation very closely going up and coming back down, and so we have to be in a position that is really a very fluid dynamic here.
Now, a couple things I want to add in here. We never have lost sight around here of our client’s needs, and we’re not going to. And so there may be situations where you may have to short-term put a crew back to work to help our client meet a need that they have, a commitment that we’ve made that could be a timing issue. And so a lot of times it’s the needs of our clients that will dictate what the crew count number may adjust short-term.
We are in a position that expanding to an 11th crew, 12th crew, and boy I hope that — I hope we’re having this conversation soon, but we’re in a position where it does not require a capital expenditure. So it’s something that can move very, very quickly in terms of assets and in terms of personnel because we are maintaining personnel right now, particularly key personnel, that allows us to put out — adjust our crew count as needed with high-quality people and good technology.
So the cost issue, the capital issue is not there. The decision — what I’m saying is the decision is a little bit easier to make now because we’re not having to look at a long-term capital expenditure. We’re going to do everything we can do and watch the market very closely to put the assets back to work in a very prudent manner.

Neal Dingmann — Wunderlich Securities — Analyst
So Steve, are you saying as far as when you went from 16 to 10 crews on a personnel side, if for some reason demand just took off overnight and you wanted to go back to, I don’t know, 14,15 crews, is most of that personnel still around or would it be —would you have to bring them back, or I guess what — or maybe to ask it a different way, what sort of has the employee count gone to today versus a couple quarters ago or a quarter ago?

Steve Jumper — Dawson Geophysical — President & CEO
Well, the last quarter we were at right around 1,000 people, something like that. We were at a high of 1,575. We always have a high turnover rate at the labor level, but I would tell you that when demand picks up and this cycle turns, we are going to be in a position to react very, very quickly.
The labor is available, but on the trained, high-end crew management operational staff, we have maintained those people. Everybody that ran a crew when we were at 16 is still aboard. Everybody who operated a recording truck is still aboard. The high-end LiveOps troubleshooters, those kind of guys are still available to us, so we are making an investment in what we think is our greatest asset, and that’s our people and our ability to move very quickly, not if but when this cycle turns.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Neal Dingmann — Wunderlich Securities — Analyst
Got it. And then last question, would you consider — it seems versus the volatility we always see — continue to see domestically, international, or at least certain regions, seem to be a bit more stable. Would you consider at some point — I know in the past you haven’t necessarily said you would go there. Would you consider international in these days?

Steve Jumper — Dawson Geophysical — President & CEO
Neal, we look at all opportunities. We still believe that over the long haul in terms of crew count, that the US market is still a very large market for seismic services. And so we believe this market long-term will be around. It has been highly volatile certainly of late, and going back ten years ago we went through a cycle similar to this.
The international world is not as easy to just say I’m going to go international as it sounds. I mean, you have to look at things. You talk about stability in the international world. Well, you’ve got safety issues. You’ve got political stability issues. You’ve got working for NOCs is obviously a very positive for a lot of people. There is connections that have to be made, and so it’s not an easy thing to just enter the international market.
The other thing is we’ve had some international opportunities. Although they haven’t been real strong, we’ve had people talk to us about it. But I’ve never really gotten the feeling that we were invited into a country for anything other than to promote competition. And so the answer to the question is we look at all opportunities and we examine them closely, but the international world is something that it would have to be the right situation with the right set of circumstances for us to move.
And if that opportunity were to come available, we would certainly be interested in furthering those conversations. But as of right now, we don’t have any plans. Desires and plans are two different things. We don’t have any plans to go into the international market.

Neal Dingmann — Wunderlich Securities — Analyst
All right. Great answer, Steve. Thanks.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you, Neal. And good to talk to you again.

Neal Dingmann — Wunderlich Securities — Analyst
Yes, you too.

Steve Jumper — Dawson Geophysical — President & CEO
Maybe I’ll see you next week.

Neal Dingmann — Wunderlich Securities — Analyst
Yes, sir.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Operator
Your next question comes from the line of Pierre Conner with Capital One.

Pierre Conner — Capital One — Analyst
Can you hear me all right?

Steve Jumper — Dawson Geophysical — President & CEO
We got you, Pierre. There you are. I hear you.

Pierre Conner — Capital One — Analyst
Very good. Hey, going to this effective utilization question and how that impacted the margins, and what I was looking for, of course, was some kind of a metric on utilization in terms of can you even give us a range of days working as a percentage of days you had available? So just to give us a feel for the magnitude of that impact.

Steve Jumper — Dawson Geophysical — President & CEO
May was really difficult. We had probably, I don’t know, five or six crews in May that were impacted in a span of ten days to two weeks. In June, that number was probably four or five crews again, but it was on different crews. And so utilization rate is — and I know you get tired of hearing this, but it’s hard to quantify because you expect some level of downtime between a move, and so how efficiently you can get that move, you can get equipment laid out and move the crew where you’re generating revenue, particularly on turnkey contracts.
And I think the mix of — we’ve talked about the change between turnkey and day rate contracts, and with turnkey contracts you have quite a bit higher margin potential but you bring with it a little more risk. And some of the risk is in effect in some of the timing of a crew move where you may be laying out and not generating revenue until you actually start acquiring data whereas on a day rate contract you’re getting paid for that time. But May and June were significantly impacted with four to five crews, and sometimes as many as six crews down for ten days to two weeks or so.

Pierre Conner — Capital One — Analyst
Okay. I appreciate that kind of just numbers on it, Steve. So there was a thought I believe we discussed that additional people and equipment on some of your crews, particularly turnkey could drive efficiency such that it would on a turnkey job complete the shoot faster. Obviously that was offset in this quarter. Is that building to the extent that if you have some short-term — obviously I don’t think you garnered any benefit from that available efficiency that came through anyway.

Steve Jumper — Dawson Geophysical — President & CEO
That is an interesting comment, Pierre, because when you are in a short-term utilization issue, sometimes crew efficiency works against you because you finish the job quicker and don’t have anywhere to go, and so you generate the revenue quicker but you’re down a couple of days and so it really becomes an offset. We’re going to build efficiencies. We’re going to do some things on the operations side that we believe are going to help us. But it’s a matter of having enough projects in the queue that are permitted, surveyed and ready to go. We feel more confident now in our ability to maintain that utilization rate than we did a month or two ago.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Pierre Conner — Capital One — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President & CEO
It’s still treacherous. I mean, you can take — you can have something change. You can have a landowner that pops up or a mineral interest owner or your client may have a delay on — with a partner or something. There is a lot of moving parts to that, but we feel better about it. We’re really encouraged that some of the oil-producing stuff that we’ve talked about for almost a year now appears to be coming to life a little bit, and we’re really encouraged that the large shale basins are holding in there fairly solidly with jobs of all sizes.
So it’s going to be not just a mix of contract type but a mix of job size and location, and where they’re going to be and what kind of move do you have to get. For example, in the quarter we had to move a crew from Texas to Oregon and back. That’s not the kind of crew move you want to make. Given that timing you would rather move somebody from the western part of the US over there, but due to utilization issues we had — and to get the job done — we had to make a long move. And so as you get jobs spread out in various areas, you not only affect the short-term utilization rate but you affect the ability to move a crew — your moving efficiency is much better, and so —

Pierre Conner — Capital One — Analyst
Okay. Steve, on the third-party charges, and I think we had gotten you say previously, second quarter was at the low end and then I’m —?

Steve Jumper — Dawson Geophysical — President & CEO
Yes. And that jumped as a percentage of revenue to a much higher rate than it had been in the prior quarter. I felt like in Q2 that we were probably at the low end of that, but that percentage can change. It was probably — I don’t think the actual level of dollar-wise increased all that much. It was probably the drop in revenue on the other — well, we did have an increase in Q3, so had a little bit of increase in some projects that we recently got or picked up late in the quarter in the Appalachian Basin that brought with it some third-party charges and offset with the utilization issue made the percentage go up.

Pierre Conner — Capital One — Analyst
So are you above sort of the —?

Steve Jumper — Dawson Geophysical — President & CEO
And I was surprised.

Pierre Conner — Capital One — Analyst
Yeah. So you’re above sort of your historical — you had bracketed it at one time sort of 25% to 35%. And I’m not trying to put words in your mouth but —

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Yeah, we’re on a high — we’re up.

Pierre Conner — Capital One — Analyst
Up above that. Okay, great.

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
All right. So a couple quick things.

Steve Jumper — Dawson Geophysical — President & CEO
Okay.

Pierre Conner — Capital One — Analyst
I want to clarify this question about pricing. There was some comment about pricing stabilized and then maybe Marshall was talking about buying about pricing, and so I want to get some clarity. Are you seeing pricing — and this is — I know it’s maybe not the biggest factor, but are you seeing pricing improve? Is that what you were implying or it’s basically —

Steve Jumper — Dawson Geophysical — President & CEO
No, no.

Pierre Conner — Capital One — Analyst
— just stabilized?

Steve Jumper — Dawson Geophysical — President & CEO
I think it feels like it’s somewhat — I’m not seeing the drop that we probably saw over the last quarter or so.

Pierre Conner — Capital One — Analyst
Okay.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
But I still think there are some things out there that — pricing, I’m just going to leave you with this. Pricing is very, very competitive, and so we recognize that and we’re going to have to do whatever we can do around here to offset that pricing issue with efficiency gains on turnkey contracts until we get some recovery in the market in the lower 48. We’re not out of the woods yet.

Pierre Conner — Capital One — Analyst
All right. Let me try this, too. I’m piecing together all that you’re saying, and my assumption is that the increase in the shorter-term jobs that come up and allow you to get a little better continuity efficiency —

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
— those are oil-based, and then what I was going to ask geographically besides sort of Williston, there also — is this — are we going back into West Texas?

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
It might be easier and shorter to get to?

Steve Jumper — Dawson Geophysical — President & CEO
Yes.

Pierre Conner — Capital One — Analyst
Okay. All right.

Steve Jumper — Dawson Geophysical — President & CEO
And what’s interesting about West Texas, we’ve had one of the wettest July’s we’ve had in I don’t know how many years, ever I think. It’s rained — it hasn’t rained anywhere in Texas but right here in West Texas, so that just kind of tells you where our luck is these days.

Pierre Conner — Capital One — Analyst
All right. I’m sorry to keep this going, but I’ve just got some others on my mind I need to check with you on. One is the FireFly deployment. Recently ION had a press release and you all were working with them on that.

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FINAL TRANSCRIPT
Aug. 05.2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Right.

Pierre Conner — Capital One — Analyst
Tell us about the impact. What is that, positive, neutral? How is that changing?

Steve Jumper — Dawson Geophysical — President & CEO
I think from a revenue standpoint, from a financial standpoint I think it’s probably a neutral move for us.

Pierre Conner — Capital One — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President & CEO
On the technology standpoint, being able to work with the technology and get our hands on it and actually have some experience with it, our relationship with the client that’s deploying the equipment, those are extremely positive for us. And I think the first test job went pretty well, and we’re excited to see how the next project goes with it.

Pierre Conner — Capital One — Analyst
Okay. This one is for Christina. My assumption — or based on the numbers you gave us on total CapEx to date fiscal, the total in the quarter was something in the neighborhood of $200,000 -

Christina Hagan — Dawson Geophysical — EVP & CFO
For the quarter —

Pierre Conner — Capital One — Analyst
— or less?

Christina Hagan — Dawson Geophysical — EVP & CFO
— it was less than that. It was more in the neighborhood of just barely anything really.

Pierre Conner — Capital One — Analyst
Okay.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Yeah.

Pierre Conner — Capital One — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President & CEO
Maybe a computer or something.

Christina Hagan — Dawson Geophysical — EVP & CFO
Yeah.

Pierre Conner — Capital One — Analyst
I understand. All right. Well, I’m going to save some questions for next week, Steve.

Steve Jumper — Dawson Geophysical — President & CEO
Well, I’ll be there and look forward to seeing you, Pierre.

Pierre Conner — Capital One — Analyst
Same here.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you.

Pierre Conner — Capital One — Analyst
Thank you all.

Operator
(OPERATOR INSTRUCTIONS) Your next question comes from the line of Veny Aleksandrov with Pritchard Capital Partners.

Veny Aleksandrov — Pritchard Capital Partners — Analyst
Good morning.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical — President & CEO
Good morning, Veny.

Veny Aleksandrov — Pritchard Capital Partners — Analyst
Most of my questions got answered, but I have one left on the third-party charges for reimbursables, Steve. You were working in areas with limited access and you had more than 35% this quarter. If you are moving back to West Texas and away from those areas, can we expect the reimbursables to go down from the 35% next quarter?

Steve Jumper — Dawson Geophysical — President & CEO
Well, Veny, I made the comment in the last quarter conference call that I thought that was a true statement and they went up on us, and so I’m going to have to say that I think we’ll stay in the ranges that we’ve been in historically but —

Veny Aleksandrov — Pritchard Capital Partners — Analyst
But do you mean from a dollar-wise standpoint or from —?

Steve Jumper — Dawson Geophysical — President & CEO
Yes, from a dollar amount. And we’ve still got quite a bit of activity in Louisiana and the Appalachian and East Texas. When we move back into East Texas there will be some third-party charges there, and in Arkansas, so I think that the reimbursables are as they always have been and always will be. They will be a factor in the margin. What the number is going to be, Veny, I just can’t make that prediction because it can be a timing issue.

Veny Aleksandrov — Pritchard Capital Partners — Analyst
Yeah.

Steve Jumper — Dawson Geophysical — President & CEO
It can be prepping a job in the Appalachian Basin that carries with it a lot of third-party party charges, but the crew doesn’t get there until the following quarter where you’re generating revenue off of it, and that can change in a minute. And so I — that’s something we’ve always lived with, and I think we’ll continue to live with that issue. And the good thing about the high reimbursable level is it tells us that we’re still active in these large shale basins where the reimbursables are high. And that’s a positive that there is still quite a bit of interest in these areas.

Veny Aleksandrov — Pritchard Capital Partners — Analyst
And just to go back on the comment that you just made, can we see some offsets next quarter on the margins from work that you have done this quarter on the reimbursables where the revenues will come next quarter?

Steve Jumper — Dawson Geophysical — President & CEO
We said in the last conference call that we don’t know where the margin issue is going to go. I think it’s going to be very difficult for us to predict.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call
Veny Aleksandrov — Pritchard Capital Partners — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President & CEO
It goes back to this utilization rate and crew efficiencies and all these things we’ve talked about, and we’ll just have to wait and see. I know that’s not the right answer but that’s the best answer I can give right now.

Veny Aleksandrov — Pritchard Capital Partners — Analyst
I understand. Thank you so much. I appreciate it.

Steve Jumper — Dawson Geophysical — President & CEO
Thank you.

Operator
(OPERATOR INSTRUCTIONS) We’ll pause for just a moment to compile the Q&A roster. At this time there are no questions in queue.

Steve Jumper — Dawson Geophysical — President & CEO
Okay. Stephanie, appreciate your help with the call. I would certainly want to thank everybody for listening in, particularly our employees for their continued effort, our clients for their continued trust, and our shareholders for their continued support. We will be presenting at the EnerCom Conference in Denver on August 10th, and I believe that information is available on our website.
I’m going to close with some comments and just say that we’ve been here before. We have a time-tested strategy and a very long-term thinking approach in our company. We are in some difficult times, and we’re going to monitor the crew count very, very closely. We’re going to continue to make investments in our core assets, and we’re going to be in a position that we will be able to respond to the market turn very, very quickly. We have a balance sheet that allows us to do that, and we’re going to do everything we can do to maintain the strength and protect that balance sheet, continue to look at opportunities.
We’re not excited about where we are today but we’re very excited about the future and where we’re going. We’re very encouraged with the continued demand in the shale basins and we’re even more encouraged with the outlook in some of the oil-producing basins. And we will be here next quarter to talk to you again and be here in many quarters to go, and management has a commitment to the shareholders of our company and our clients and our employees to make decisions day-to-day that we believe will be in the best interest of all parties concerned over the long-term.
Thank you very much for listening in, and with that, Operator, we’re going to close.

Operator
Thank you. This concludes today’s conference call. You may now disconnect.

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FINAL TRANSCRIPT
Aug. 05. 2009 / 2:00PM, DWSN — Q3 2009 Dawson Geophysical Earnings Conference Call

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